Exhibit 23.1
        Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-111665) of the Company dated December 31, 2003

2.Registration Statement (Form S-8 No. 333-122494) of the Company dated February 2, 2005

3.Registration Statement (Form S-8 No. 333-142699) of the Company dated May 8, 2007

4.Registration Statement (Form S-8 No. 333-150962) of the Company dated May 16, 2008

5.Registration Statement (Form S-8 No. 333-159360) of the Company dated May 20, 2009

6.Registration Statement (Form S-8 No. 333-205229) of the Company dated June 25, 2015

7.Registration Statement (Form S-8 No. 333-228096) of the Company dated October 31, 2018

8.Registration Statement (Form S-8 No. 333-230241) of the Company dated March 13, 2019 and amended March 17, 2023

9.Registration Statement (Form S-8 No. 333-235311) of the Company dated November 29, 2019 and amended March 17, 2023

10.Registration Statement (Form S-8 No. 333-238598) of the Company dated May 22, 2020

11.Registration Statement (Form S-8 No. 333-267566) of the Company dated September 23, 2022

12.Registration Statement (Form S-8 No. 333-268089) of the Company dated November 1, 2022

13.Registration Statement (Form S-8 No. 333-272072) of the Company dated May 19, 2023

14.Registration Statement (Form S-8 No. 333-281647) of the Company Dated August 19, 2024

of our reports dated February 26, 2026, with respect to the consolidated financial statements of Piper Sandler Companies ("the Company") and the effectiveness of internal control over financial reporting of the Company included in this Annual Report (Form 10-K) of the Company for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
February 26, 2026